EXECUTION VERSION
STOCKHOLDER SUPPORT AGREEMENT
This Stockholder Support Agreement (this “Agreement”) is dated as of August 1, 2024, by and among the Persons set forth on Schedule I hereto (each, a “Stockholder Party” and collectively, the “Stockholder Parties”), Outbrain Inc., a Delaware corporation (the “Purchaser”), Altice Teads S.A., a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Seller”), and Teads S.A., a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Company” and, together with the Seller, the “Seller Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, the Stockholder Parties collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares Purchaser Common Stock and of such other classes or series of the capital stock of the Purchaser, if any (collectively, “Purchaser Capital Stock”) as are indicated opposite each such Stockholder Party’s name on Schedule I hereto (all such shares of Purchaser Capital Stock, together with any shares of Purchaser Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Stockholder Party during the period from the date hereof through the Expiration Time (as defined herein) (the “Subject Shares”));
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser and the Seller Parties have entered into a Share Purchase Agreement, dated as of August 1, 2024 (the “Purchase Agreement”), pursuant to which, among other transactions, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase and acquire from the Seller, 100% of the issued and outstanding share capital of the Company, on the terms and subject to the conditions set forth in the Purchase Agreement (the “Acquisition”); and
WHEREAS, as an inducement to the Purchaser and the Seller Parties to enter into the Purchase Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
STOCKHOLDER SUPPORT AGREEMENT; COVENANTS
Section 1.1    Binding Effect of Purchase Agreement. Each Stockholder Party, in its capacity as such, hereby acknowledges that it has read the Purchase Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Stockholder Party shall be bound by and comply with Sections 6.08 (Public Announcements) and 6.22 (Purchaser No Solicitation) of the Purchase Agreement (and any relevant definitions contained in any such Sections) as if (a) such Stockholder Party was an original signatory and party to the Purchase Agreement with respect to such provisions and (b) each reference to the “Purchaser” contained in Section 6.22 of the Purchase Agreement (other than for purposes of the definition of “Purchaser Acquisition Agreement” or “Purchaser Acquisition Proposal”) also referred to each such Stockholder Party; provided, however, that (i) each Stockholder Party shall not be prohibited hereby from taking any action that would be permitted by Sections 6.08 and 6.22 of the Purchase Agreement to be taken by Purchaser and (ii) solely to the extent the Purchaser is permitted to take the actions set forth in Section 6.22 of the Purchase Agreement with respect to a Purchaser Acquisition Proposal or Qualifying Purchaser Acquisition Proposal, the Stockholder Party and its Affiliates and Representatives will be free to participate in any such discussions or negotiations regarding such Purchaser Acquisition Proposal or Qualifying Purchaser Acquisition Proposal, as the case may be.
Section 1.2    No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Purchaser Stockholder Meeting and (b) such date and time as the Purchase Agreement shall be terminated in accordance with Section 9.01 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”), each Stockholder Party shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the Stockholder Party may, (A) if the Stockholder Party is an individual, (a) transfer any Subject Shares to any members of the Stockholder Party’s immediate family, or to a trust solely for the benefit of the Stockholder Party or any member of the Stockholder Party’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption), or to a partnership, limited liability company or other entity of which the Stockholder Party and/or any member of the Stockholder Party’s immediate family are the legal and beneficial owners of all of the outstanding equity securities of such entity or similar interest and the Stockholder Party controls all of the voting power of such entity, (b) transfer any Subject Shares by operation of law and (c) transfer any Subject Share by will or under the laws of intestacy upon the death of the Stockholder Party, (B) if the Stockholder Party is a corporate entity, limited liability company, or partnership, transfer any Subject Shares to any other Person which directly or indirectly controls, is controlled by or is under common control with such Stockholder Party, (C) release the Subject Shares from, or transfer the Subject Shares in connection with the involuntary realization of, any pledge, lien or encumbrance existing on the date hereof, (D) pledge, lien or encumber any portion of the Subject Shares so long as such pledge, lien or encumbrance would not prohibit, limit, otherwise conflict with or impede (in any respect) the Stockholder Party’s compliance with its obligations pursuant to this Agreement; in the case of each of the foregoing clauses (A), (B) and (D), only if the transferees agree in writing to be bound by the obligations set forth herein with respect to such Subject Shares as if they were the Stockholder Party hereunder, with the Seller Parties named as an express third-party beneficiary of such agreements, (E) with respect to any options and other equity awards of the Purchaser held by the Stockholder Party that expire on or prior to the Expiration Time, transfer, sell or dispose of any Subject Shares to the Purchaser as payment for the exercise price or for settlement of any taxes applicable to the exercise or settlement of such options and equity awards or (F) transfer, sell or dispose of Subject Shares pursuant to any 10b5-1 plan of the Stockholder Party that was entered into prior to the date hereof.
Section 1.3    New Shares. In the event that after the date hereof but prior to the Expiration Time (a) any Subject Shares are issued to a Stockholder Party pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of any Subject Shares, on or affecting the Subject Shares owned by such Stockholder Party or otherwise, (b) a Stockholder Party purchases or otherwise acquires beneficial ownership of any Subject Shares, or (c) a Stockholder Party acquires the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired or purchased by such Stockholder Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Stockholder Party as of the date hereof. “Subject Shares” shall not include unissued shares of Purchaser that are subject to future issuance upon the exercise of options or settlement of equity awards, and nothing herein shall require (and the Stockholder Party undertakes no obligation or makes no representation or warranty related to) the conversion, exercise or exchange of any security into shares of Purchaser.
Section 1.4    Certain Agreements of the Stockholder Parties.
(a)    From the date hereof until the Expiration Time, each Stockholder Party hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Purchaser (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Purchaser distributed by the Board of Directors of the Purchaser or otherwise undertaken in respect of or as contemplated by the Purchase Agreement or the transactions contemplated thereby (which written consent shall be delivered promptly, and in any event within two Business Days after such written consent is delivered or otherwise made available to stockholders of the Purchaser), such Stockholder Party shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Stockholder Party shall vote or provide consent (or cause to be voted or consent provided), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter):
(i)    in favor of the issuance of the shares of Purchaser Common Stock and Purchaser Preferred Stock pursuant to the Purchase Agreement and the transactions contemplated thereby and any other proposals brought to a vote or consent of stockholders by Purchaser in furtherance of the Acquisition;
(ii)    against any Purchaser Alternative Transaction, consolidation, combination, sale of substantial assets, reorganization, recapitalization (in each case other than the Acquisition and the Purchase Agreement), dissolution, liquidation or winding up of or by the Purchaser; and
(iii)    against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Purchase Agreement or the Acquisition, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Purchaser under the Purchase Agreement, (C) result in any of the conditions set forth in Article VIII of the Purchase Agreement not being fulfilled or (D) except as contemplated by the Purchase Agreement, change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock or securities convertible into capital stock of, the Purchaser.
Each Stockholder Party further agrees that (x) it shall not commit or agree to take any action inconsistent with the foregoing and (y) from the date hereof until the Expiration Time, in any public communications or other communications with other holders of Purchaser Capital Stock, in each case in respect of the Purchase Agreement or the transactions contemplated thereby (including the Acquisition), such Stockholder Party shall, and shall cause its Representatives to, (I) not communicate any position inconsistent with, or recommend that any other holder of Purchaser Capital Stock act in a manner inconsistent with, the foregoing, or (II) otherwise recommend that such other holders of Capital Stock act in a manner consistent with the foregoing.
The obligations of the Stockholder Parties specified in this Section 1.4(a) and in Sections 1.5 and 1.6 shall not apply in case of a Purchaser Change of Recommendation.
(b)    During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Purchase Agreement pursuant to Article IX thereof, each Stockholder Party shall not modify or amend any Contract between or among such Stockholder Party, anyone related by blood, marriage or adoption to such Stockholder Party, as applicable, or any Affiliate of such Stockholder Party (other than Purchaser or any of its Subsidiaries, or any other portfolio company of the Stockholder Party, if applicable), on the one hand, and the Purchaser or any of the Purchaser’s Subsidiaries, on the other hand (except as otherwise required by the Purchase Agreement).

Section 1.5    Further Assurances. Each Stockholder Party shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to perform the obligations under this Agreement, and further agrees to execute at and subject to the Closing, the Investors’ Rights Agreement Amendment.
Section 1.6    No Inconsistent Agreement. Each Stockholder Party hereby represents and covenants that such Stockholder Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Stockholder Party’s obligations hereunder.
Section 1.7    No Challenges. Each Stockholder Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Purchaser or any of its successors, assigns or directors, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Purchase Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Stockholder Party from exercising and enforcing such Stockholder Party’s rights under this Agreement or in connection with a Purchaser Change of Recommendation.
Section 1.8    Consent to Disclosure. Each Stockholder Party shall be provided reasonable prior notice of the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Purchaser or the Seller Parties to any Governmental Authority or to securityholders of the Purchaser) of such Stockholder Party’s identity and beneficial ownership of its Subject Shares and the nature of such Stockholder Party’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Purchaser or the Seller Parties, a copy of this Agreement. Each Stockholder Party will as promptly as reasonably practicable provide any information reasonably requested by the Purchaser or the Seller Parties for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Purchase Agreement (including filings with the SEC).
Section 1.9    Stockholder Capacity. The restrictions and covenants of the Stockholder Party hereunder are made in the capacity as a stockholder only, and shall not be binding, and shall have no effect, in any way with respect to any director, officer or representative of the Purchaser or any of its Subsidiaries, nor shall any action taken by any such director, officer or representative in his or her capacity as such be deemed a breach by the Stockholder Party of this Agreement.
Section 1.10    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Purchaser or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each respective Shareholder, and neither the Company nor any other Person shall have any authority to direct such Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise expressly provided herein
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of the Stockholder Parties. Each Stockholder Party, severally and not jointly, represents and warrants as of the date hereof to the Purchaser and the Seller Parties (solely with respect to itself, himself or herself and not with respect to any other Stockholder Party) as follows:
(a)    Organization; Due Authorization. If such Stockholder Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Stockholder Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Stockholder Party. If such Stockholder Party is an individual, such Stockholder Party has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder Party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder Party, enforceable against such Stockholder Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Stockholder Party.
(b)    Ownership. Such Stockholder Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Stockholder Party’s Subject Shares, and there exist no Encumbrances or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Encumbrances pursuant to (i) this Agreement, (ii) the Organizational Documents of the Purchaser, (iii) the Purchase Agreement, (iv) any applicable securities Laws, or (v) as set forth in Schedule I. Such Stockholder Party’s Subject Shares are the only equity securities in the Purchaser owned of record or beneficially by such Stockholder Party on the date of this Agreement, and none of such Stockholder Party’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of Purchaser Common Stock, except as provided hereunder. Other than the Subject Shares, and as disclosed in the SEC Documents, the Stockholder Party does not hold or own any rights to acquire

(directly or indirectly) any equity securities of the Purchaser or any equity securities convertible into, or which can be exchanged for, equity securities of the Purchaser.
(c)    No Conflicts. The execution and delivery of this Agreement by such Stockholder Party does not, and the performance by such Stockholder Party of his, her or its obligations hereunder will not, (i) if such Stockholder Party is not an individual, conflict with or result in a violation of the organizational documents of such Stockholder Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Stockholder Party or such Stockholder Party’s Subject Shares), in each case, other than the filings of any reports with the SEC and except to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder Party of its, his or her obligations under this Agreement.
(d)    Acknowledgment. Such Stockholder Party understands and acknowledges that each of the Seller Parties, the Purchaser and the Company is entering into the Purchase Agreement in reliance upon such Stockholder Party’s execution and delivery of this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1    Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) as to each Stockholder Party, the written agreement of the Purchaser, the Seller Parties and such Stockholder Party. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any fraud or willful breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement. The respective representations and warranties of the Stockholder Party contained herein shall not survive the closing of the transactions contemplated hereby and by the Purchase Agreement.
Section 3.2    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the principles of conflicts of Laws or choice of Laws.
Section 3.3    Consent to Jurisdiction and Service of Process; WAIVER OF JURY TRIAL.
(a)    Each of the parties hereto irrevocably agrees that any Action arising out of this Agreement brought by any party hereto or its Affiliates against any other party hereto or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then (and only then) any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally and in express reliance upon 6 Del. C. § 2708 (in the case of any Delaware state courts), with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(b)    WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 3.4    Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.
Section 3.5    Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. Accordingly, the parties hereto acknowledge and agree that each of the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches by any other party of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at Law or in equity. Each of the parties hereto agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief of on the basis that any other party hereto has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy (it being understood that this sentence shall not prevent a party from asserting that a breach has not occurred). Any party hereto seeking (a) an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, (b) to enforce specifically the terms and provisions of this Agreement and/or (c) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.
Section 3.6    Amendment. This Agreement or any provision hereof may not be amended, changed, supplemented, waived or otherwise modified or terminated with respect to any Stockholder Party, except upon the execution and delivery of a written agreement executed by the Purchaser, the Seller Parties and the Stockholder Party.
Section 3.7    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
Section 3.8    Notices. All notices and other communications hereunder shall be shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or if delivered on a non-Business Day, on the first Business Day thereafter, in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 3.8):
If to the Purchaser:

Outbrain, Inc.
111 West 19th Street (third floor) NY, NY 10011

Attention: Veronica Gonzalez

Email: legal@outbrain.com; vgonzalez@outbrain.com

with a copy to (which will not constitute notice):

Meitar | Law Offices
16 Abba Hillle Road, Ramat Gan 5250608, Israel
Attention: Dan Shamgar, Adv.
Talya Gerstler, Adv.
Email: dshamgar@meitar.com
gtalya@meitar.com

If to the Seller Parties:

Altice Teads S.A.
1, rue Hildegard von Bingen
L-1282 Luxembourg
Grand Duchy of Luxembourg
Attention: Natacha Marty
Laurent Halimi
Email: natacha.marty@altice.net
laurent.halimi@altice.net
with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
United States
Attention: Thomas W. Greenberg
Armand W. Grumberg
Dohyun Kim
Email: Thomas.Greenberg@skadden.com
Armand.Grumberg@skadden.com
Dohyun.Kim@skadden.com

If to a Stockholder Party:

To such Stockholder Party’s address set forth in Schedule I
with a copy to (which will not constitute notice):

Meitar | Law Offices
16 Abba Hillle Road, Ramat Gan 5250608, Israel
Attention: Dan Shamgar, Adv.
Talya Gerstler, Adv.
Email: dshamgar@meitar.com
gtalya@meitar.com

Section 3.9    Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.
Section 3.10    Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Stockholder Parties, the Purchaser, and the Seller Parties have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.
STOCKHOLDER PARTIES:

Viola Ventures III, L.P.

By:     /s/ Shlomo Dovrat / /s/ Itzik Avidor
Name:    Shlomo Dovrat / Itzik Avidor
Title:    General Partner / CFO

Yaron Galai

By:     /s/ Yaron Galai

[Signature Page to Stockholder Support Agreement]

PURCHASER:

Outbrain Inc.

By:    /s/ David Kostman
Name:    David Kostman
Title:    CEO

[Signature Page to Stockholder Support Agreement]

SELLER:

ALTICE TEADS S.A.

By:    /s/ Laurent Halimi
Name:    Laurent Halimi
Title: Authorized Person

COMPANY:

TEADS S.A.

By:    /s/ Laurent Halimi
Name:    Laurent Halimi
Title:     Authorized Person
[Signature Page to Stockholder Support Agreement]

Schedule I

Stockholder Party	Purchaser Common Stock	Rights to Acquire Purchaser Capital Stock
Viola Ventures III, L.P. c/o Viola Ventures III, L.P. 12 Abba Eban Avenue Herzliya 4672530, Israel	6,345,789	None
Yaron Galai c/o Yaron Galai 111 West 19th Street (third floor) NY, NY 10011	3,440,183 (of which 2,200,000 are pledged)	227,848

[Schedule I to Stockholder Support Agreement]